Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2022, with respect to the consolidated financial statements and financial statement schedule II of Clean Energy Fuels Corp., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Irvine, California

August 8, 2022